SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                        FORM 8-K/Amendment

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) January 14, 1998


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     13-5550175
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 576-4000

1-2703       ENTERGY GULF STATES, INC.               74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-3814


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Form 8-K/Amendment
January 15, 1998


Item 5.   Other Events


          The Public Utility Commission of Texas (PUCT), on
January 14, 1998, acted on several issues related to Entergy Gulf
States competition case in Texas.

          The PUCT issued an order in the long-standing dispute over abeyed costs associated with building the River Bend Nuclear Station. In its decision, the PUCT, in a 2-1 vote, disallowed recovery of $1,453 billion of company-wide abeyed plant costs. The Texas share of these costs, which is not currently in rates, is approximately $640 million, based on 1988 costs. If such costs were required to be written off, they would amount to approximately $264 million on an after-tax basis. Entergy Gulf States intends to appeal and exhaust all available remedies in order to reverse this unjust decision.

          In January 1997, the Texas Supreme Court, in an appeal brought by Entergy Gulf States ruled that the PUCT prejudiced Gulf States' substantial rights by attempting to defer ruling on the proper treatment of the $1.453 billion, and reversed the PUCT's order and remanded the case to the PUCT for further proceedings. This PUCT decision was in response to this court ruling.

          A related matter remains pending before the PUCT. The same Texas Supreme Court decision held that the PUCT incorrectly determined the amount of federal income tax expense that Entergy Gulf States should have been allowed in its Texas rates. The court noted that the PUCT had used an "actual-taxes paid" method; however, the court ruled in 1995 that the PUCT could not consider deductions for disallowed expenses in determining a utility's federal income tax liability. Entergy Gulf States calculates the amount due it in this matter is approximately $115 million.

          In another matter, the PUCT also voted on affiliate transaction costs pending in Entergy Gulf States' rate case. The PUCT upheld an administrative law judge's ruling disallowing recovery of any of Entergy Services, Inc., a subsidiary of Entergy Corporation, (ESI) affiliate costs allocated to Entergy Gulf States in Texas. The disallowed costs were approximately $40 million. ESI, a subsidiary of Entergy, is responsible for managing Entergy Gulf States' fossil generating plants, and transmission and distribution systems, as well as providing human resources, accounting and other necessary services to Entergy Gulf States and Entergy Corporation's other electric utility subsidiaries.


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Form 8-K/Amendment
January 15, 1998


          Finally, the Commission issued an order establishing service quality standards and rate return adjustments for Entergy Gulf States and its Texas retail service territory. A portion of the adjustments will be retroactive and a portion will be prospective. The PUCT will judge Entergy Gulf States' future performance based on several criteria including feeder reliability, billing error rates, customer call center performance, service installation performance, line extension performance and street light replacements. The service quality decision came after two days of hearings, held in November of 1997, on the quality of Entergy Gulf States' service in Texas.

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                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation
                                 Entergy Gulf States, Inc.


                                 By:      /s/ Louis E. Buck
                                 Vice President, Chief Accounting
                                 Officer and Assistant Secretary






Dated:  January 15, 1998